As filed with the Securities and Exchange Commission on September 4, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SILVERCORP METALS INC.
(Exact name of Registrant as specified in its charter)
British Columbia (Province or other Jurisdiction of Incorporation or Organization)	1041 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
Suite 1750 – 1066 West Hastings Street
Vancouver, British Columbia,
Canada V6E 3X1
(604) 669-9397
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302)-738-6680
(Name, address and telephone number of agent for service in the United States)
Copies to:
Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Jonathan Hoyles Silvercorp Metals Inc. Suite 1750 – 1066 West Hastings Street Vancouver, British Columbia, Canada V6E 3X1 (604) 669-9397	Robin Mahood and Nancy Choi McCarthy Tétrault LLP Suite 2400, 745 Thurlow Street Vancouver, British Columbia, Canada V6E 0C5 (604) 643-7100
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	At some future date (check the appropriate box below):
1.   ☐
pursuant to Rule 467(b) on (date) at (time).

2.   ☐
pursuant to Rule 467(b) on (date) at (time) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.   ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.   ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
I-1

SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary OfferingSeptember 4, 2025
SILVERCORP METALS INC.
Common Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Silvercorp Metals Inc. (“Silvercorp”, the “Company” or “we”) may from time to time offer and issue (i) common shares (“Common Shares”), (ii) preferred shares (“Preferred Shares”), (iii) debt securities (“Debt Securities”), (iv) warrants (“Warrants”) to purchase Common Shares, Preferred Shares or Debt Securities, and (v) subscription receipts (“Subscription Receipts”) exchangeable into any of the foregoing (the Common Shares, Preferred Shares, Debt Securities, Warrants, and Subscription Receipts are collectively referred to herein as the “Securities”) in one or more transactions during the 25-month period that this short form base shelf prospectus (this “Prospectus”), including any amendments hereto, remains valid. The Securities may be offered separately or together in any combination, and as separate series. One or more securityholders of the Company (the “Selling Securityholders” and each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.
The Company’s head and registered office is located at 1750-1066 West Hastings, Street Vancouver, British Columbia, Canada V6E 3X1.
The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”) and may include, where applicable, (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price (in the event the offering is a non-fixed price distribution), whether the Common Shares are being offered for cash, and any other specific terms, (ii) in the case of Preferred Shares, the designation of the particular class or series of Preferred Shares, as applicable, the number of Preferred Shares offered, the offering price or manner of determining the offering price, whether the Preferred Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any exchange or conversion terms, and any other specific terms, (iii) in the case of Debt Securities, the aggregate principal amount and ranking of Debt Securities being offered, the issue and delivery date, the maturity date, the offering price or manner of determining the offering price, the interest provisions, the currency or currency unit for which the Debt Securities may be purchased, the authorized denominations, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, the form of Debt Securities, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by any other person, and any other specific terms, (iv) in the case of Warrants, the offering price or manner of determining the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares, Preferred Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, and any other specific terms, and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price or manner of determining the offering price, whether the Subscription Receipts are being offered for cash, the Securities issuable in exchange for the Subscription Receipts, the release conditions in respect thereof, the procedures for the exchange of the Subscription Receipts for Securities, and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the offering price of the Securities will be included in the Prospectus Supplement describing the Securities.
This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.
The Company has determined that, as of the date hereof, it qualifies as a “well-known seasoned issuer” under the Canadian WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. Information permitted under applicable securities legislation, including as permitted under the Canadian WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.
The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “SVM” and trade in the United States on the NYSE American LLC (the “NYSE American”) under the symbol “SVM”. On September 3, 2025, the last trading day prior to the date of this Prospectus, the closing price per Common Share was $7.05 on the TSX and US$5.10 on the NYSE American. Unless in connection with an offer and sale of Securities by a Selling Securityholder, each issue of Securities under this Prospectus will be a new issue. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. In the case of Securities other than Common Shares, this may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company, or any Selling Securityholders, may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. The Securities may be sold from time to time in one or more transactions at fixed prices or non-fixed prices, such as market prices prevailing at the time of sale, prices determined by reference to the prevailing price of a specified security in a specified market or prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company and/or any Selling Securityholders. The prices at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution of Securities. The Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent, as the case may be, engaged in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to the Company and/or the Selling Securityholders, as applicable, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms relating to the offering of such Securities. See “Plan of Distribution”.
This Prospectus may qualify an “at-the-market distribution” as defined in Canadian National Instrument 44-102 — Shelf Distributions (“NI 44-102”). However, there may be market-based limitations affecting how much the Company may raise under an “at-the-market distribution” based on the Company’s historical trading activity. The Company has not engaged any investment dealer in respect of an “at-the-market distribution”, and there is a possibility that the Company may not establish an “at-the-market” program at all.
In connection with any offering of the Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”.
Certain of the Company’s directors, namely Yikang Liu and Helen Cai, and Rui Feng, the Company’s Chairman and Chief Executive Officer, reside outside of Canada and have each appointed Cartan Limited, Box 48, Suite 5300, Toronto Dominion Bank Tower, Toronto, Ontario M5K 1E6 as agent for service of process in Canada. In addition, certain Qualified Persons (as such term is defined in Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”)), namely Justin E. Glanvill, Roderick Carlson, Robert Chesher, Dermot M. Claffey, Falong Hu, Mark Wanless, Yanfang Zhao, Tzuhsuan Chuang, Lanliang Niu and Nan Xue, reside outside of Canada. Purchasers are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Investing in the Securities involves certain risks. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus, in the documents incorporated by reference in this Prospectus and, if applicable, in the applicable Prospectus Supplement. See “Risk Factors”.
This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors (“investors” or “you”) should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in Canada and in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that some or all of the Company’s officers and directors and the underwriters or experts named in this Prospectus or the applicable Prospectus Supplement may reside outside the United States and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
Certain statements contained in this Prospectus, or incorporated by reference herein, that are not current or historic factual statements constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable Canadian and United States securities laws. Forward-looking information included or incorporated by reference herein includes, but is not limited to, information with respect to: the Company’s guidance and outlook including expected production from the Company’s properties, and further potential of the Company’s properties; the future price of minerals, particularly silver, lead and zinc; the realization of mineral reserve estimates; the timing and amount of estimated future production; costs of production; capital expenditures; availability of funds from production to finance the Company’s operations; success of exploration activities; government regulation of mining operations; environmental risks; and future profitability, cash flow, growth, mine life, dividends, mergers or acquisitions, and other forecasts and predictions with respect to the Company and its properties. Estimates of mineral reserves and mineral resources are also forward-looking information because they incorporate estimates of future developments including future mineral prices, costs and expenses and the amount of minerals that will be encountered if a property is developed. Estimates regarding the anticipated timing, amount and cost of exploration and development activities are based on assumptions underlying mineral reserve and mineral resource estimates and the realization of such estimates. Capital and operating cost estimates are based on research of the Company, purchase orders placed by the Company to date, recent estimates of construction and mining costs and other factors. Forward-looking information is characterized by words such as “plan”, “expect”, “budget”, “target”, “schedule”, “estimate”, “forecast”, “project”, “intend”, “believe”, “anticipate”, “seek”, “assume”, “strategy” and other similar words or statements that certain events or conditions “may”, “could”, “would”, “might”, or “will” occur or be achieved.
Forward-looking information is based on the opinions, assumptions, factors and estimates of management considered reasonable at the date the statements are made. These opinions, assumptions, factors and estimates may prove to be incorrect, and include, but are not limited to, the specific assumptions set forth in this Prospectus, or incorporated by reference herein and the expectations and beliefs of management: that prices for minerals, particularly silver, gold, lead and zinc remain consistent with the Company’s expectations; that there are no significant disruptions affecting operations, including labour disruptions, supply disruptions, power disruptions, security disruptions, damage to or loss of equipment, whether due to flooding, political changes, title issues, intervention by local communities, environmental concerns, tariffs, pandemics or otherwise; that operations, development and exploration at the Company’s projects proceed on a basis consistent with expectations and the Company does not change its development and exploration plans and forecasts; that the exchange rate between the Canadian dollar, the United States dollar and the Chinese Renminbi remain consistent with current levels or as set out in this Prospectus, or incorporated by reference herein; that prices for key mining supplies, including labour costs and consumables remain consistent with the Company’s current expectations; that prices for key supplies including natural gas, fuel oil and electricity remain consistent with the Company’s expectations; that plant, equipment and processes will operate as anticipated; that there are no material variations in the current tax and regulatory environment or the tax positions taken by the Company; that the Company will maintain access to surface rights; that the Company will be able to obtain and maintain government approvals, permits and licenses in connection with its current and planned operations, development and exploration activities; that the Company is able to meet current and future obligations; and that the Company can access adequate financing, appropriate equipment and sufficient labour, all at acceptable rates.
Forward-looking information is inherently subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include but are not limited to: political, economic and other risks; fluctuations in foreign currency; recent market events and conditions; operating risks caused by social unrest; fluctuations in commodity prices; risks relating to widespread epidemics or a pandemic outbreak; uncertainty in the estimation of mineral reserves and mineral resources and metal recovery; interpretations and assumptions of mineral resource and mineral reserve estimates; risks related to production estimates and cost estimates; risks related to the Company’s mineral exploration and development programs, including the failure of such programs to identify bodies of commercial mineralization; timing, estimated amount, capital and operating expenditures and economic returns of future production; the integration of acquisitions into existing operations, including the integration of Adventus Mining Corporation; risks related to acquisitions and integration; changes to the regulatory environment in China; risks relating to the regulatory environment and political climate in Bolivia and Ecuador; access to additional capital; volatility in the market price of the Company’s securities; liquidity risk; risks related to availability and coverage of insurance; risks related to community relations; risks relating to equity investments and non-controlling interest shareholders; risks related to the Company’s investment in New Pacific Metals Corp. and Tincorp Metals Inc.; the availability of infrastructure, energy and other commodities; nature and climactic conditions; environmental regulations or hazards and compliance with complex regulations associated with mining activities; risks related to information technology and cybersecurity; conflicts of interest; risks related to internal controls over financial reporting as per the requirements of the Sarbanes-Oxley Act; permitting and licensing for mining and exploration in China; the prevalence of competition within the mining industry; availability of sufficient power and water for operations; risks associated with tax matters and foreign mining tax regimes; risks relating to outcome of current or potential litigation or regulatory actions; risks in bringing actions and enforcing judgments under U.S. securities laws; risks associated with title to the Company’s mining claims and leases; risks relating to the dependence of the Company on management and key personnel; as well as those risk factors discussed or referred to in the AIF (defined below), the Annual MD&A (defined below) and the Quarterly MD&A (defined below), which readers are advised to carefully review and consider.
Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers are cautioned not to place undue reliance on forward-looking information. The forward-looking information contained this Prospectus and in each of the documents incorporated by reference herein is made as of the date of such document and, accordingly, is subject to change after such date. The Company does not undertake to update any forward-looking information, whether as a result of new information, future events or otherwise except as, and to the extent, required by applicable securities laws.
All of the forward-looking information made in this Prospectus and the documents incorporated by reference herein is qualified by these cautionary statements and other cautionary statements or factors contained herein, and there can be no assurance that the actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Silvercorp.
CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF MINERAL RESERVES AND MINERAL RESOURCES
Unless otherwise indicated, all mineral resource and mineral reserve estimates included in this Prospectus and information included or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) “Definition Standards on Mineral Resources and Mineral Reserves”, adopted by the CIM Council, as amended (the “CIM Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.
Canadian standards, including NI 43-101, differ significantly from the mineral property disclosure requirements of the SEC in Regulation S-K Subpart 1300 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, mineral resource and mineral reserve information and other technical and scientific information contained in this Prospectus and the documents incorporated by reference herein may not be comparable to similar information disclosed by United States companies subject to the SEC’s reporting and disclosure requirements.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus or at

604-669-9397 and are also available electronically under the Company’s profile at www.sedarplus.ca (“SEDAR+”) and through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov.
The following documents of the Company filed with the securities commissions or similar authorities in each of the provinces of Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:
(a)
the annual information form of the Company for the year ended March 31, 2025 dated June 5, 2025 (the “AIF”);

(b)
the audited consolidated financial statements of the Company for the years ended March 31, 2025 and 2024, together with the notes thereto and the report of independent registered public accounting firm thereon;

(c)
the management’s discussion and analysis of the Company for the year ended March 31, 2025 (“Annual MD&A”);

(d)
the management information circular dated August 11, 2025 in respect of the annual general meeting of Silvercorp shareholders to be held on September 26, 2025;

(e)
the management’s discussion and analysis of the Company for the three months ended June 30, 2025 (the “Quarterly MD&A”); and

(f)
the unaudited condensed consolidated interim financial statements of the Company for the three months ended June 30, 2025 and 2024, together with the notes thereto (the “Interim Financial Statements”).

Any document of the type required by Canadian National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of Silvercorp and any template version of “marketing materials” (as defined in National Instrument 41-101 — General Prospectus Requirements (“NI 41-101”)) filed with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of the distribution of Securities, shall be deemed to be incorporated by reference into this Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished to the SEC pursuant to the Exchange Act, after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K, only to the extent specifically stated therein).
Any statement in this Prospectus or contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseded statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
When Silvercorp files a new annual information form and audited consolidated financial statements and related management’s discussion and analysis with, and where required, they are accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the following documents will be deemed no longer incorporated by reference in this Prospectus for purposes of future offers and sales of

Securities under this Prospectus: any previous annual information form, any previous audited consolidated financial statements and related management’s discussion and analysis, all unaudited interim consolidated financial statements or reports and related management’s discussion and analysis, all material change reports filed prior to the commencement of Silvercorp’s financial year in which the new annual information form is filed, and any information circular filed prior to the commencement of Silvercorp’s financial year in respect of which the new annual information form is filed.
Investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. Neither Silvercorp nor any Selling Securityholder has authorized anyone to provide investors with different or additional information. Neither Silvercorp nor any Selling Securityholder is making an offer of Securities in any jurisdiction where the offer is not permitted by law. Investors should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of the applicable Prospectus Supplement.
Certain “marketing materials” (as that term is defined under NI 41-101) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of any “marketing materials” (as those terms are defined in NI 41-101) that is provided in connection with a distribution of Securities and filed by the Company with applicable regulatory authorities after the date of the applicable Prospectus Supplement for the offering and before the termination of the distribution of such Securities will be deemed to be incorporated by reference into that Prospectus Supplement.
References to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.
CURRENCY AND FINANCIAL STATEMENT PRESENTATION
The Company’s financial statements and financial information are presented in United States dollars. All dollar amounts referenced in this Prospectus, unless otherwise indicated, are expressed in Canadian dollars. United States dollars are referred to as “US dollars” or “US$”.
NOTICE REGARDING NON-GAAP MEASURES
Certain information incorporated by reference in this Prospectus with respect to the Company includes non-GAAP financial measures, which are not defined under IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS”). Please refer to the Annual MD&A and Quarterly MD&A which are incorporated by reference in this Prospectus for definitions and reconciliations of these non-GAAP measures and an explanation of why the Company believes the non-GAAP financial measures provide useful additional information related to the operating results of the Company. Prospective investors are cautioned that these non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. Further, these measures do not have any standardized meaning and the Company’s method of calculating each measure may not be comparable to calculations used by other issuers bearing the same description.
THE COMPANY
Overview
Silvercorp is a Canadian mining company producing silver, gold, lead, zinc and other metals with a long history of profitability and growth potential. The Company’s strategy is to create shareholder value by focusing on generating free cashflow from long life mines; continued growth through extensive drilling for discovery; ongoing merger and acquisition efforts to unlock value; and a long-term commitment to responsible mining and sound environmental, social, and governance practices. Silvercorp operates several silver-lead-zinc mines at the Ying Mining District in Henan Province, China and the Gaocheng (“GC”) silver-lead-zinc mine in Guangdong Province, China. As a result of its acquisition of Adventus Mining Corporation by way of a statutory plan of arrangement on July 31, 2024, the Company also holds a 75% interest in the Curipamba copper-gold project, containing the El Domo deposit in Ecuador (the “El Domo Project”) and a 98.7% interest in the Condor gold project in Ecuador (the “Condor Project”), along with other exploration projects in Ecuador and Ireland.
Corporate Structure
Silvercorp is a corporation incorporated under the laws of British Columbia, Canada, with its head office, principal address and registered and records office located at 1750-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1. Silvercorp’s Common Shares are listed for trading on the TSX and the NYSE American, both under the symbol “SVM”. Silvercorp was formed as Spokane Resources Ltd. By special resolution dated October 5, 2000, Spokane Resources Ltd. changed its name to SKN Resources Ltd. Thereafter, at the Company’s annual and special general meeting held on October 20, 2004, Silvercorp’s shareholders passed a special resolution to change the Company’s name to its current name.
The corporate chart of the Company including the Company’s subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of voting securities beneficially owned, controlled or directed, directly or indirectly, by the Company is included in the AIF.
Recent Developments
On August 5, 2025, the Company reported that the Constitutional Court of Ecuador delivered a unanimous decision rejecting the final legal challenge in Ecuador against the environmental license for the El Domo Project, thereby upholding the license’s validity.
MINERAL PROPERTIES
The Company has interests in mineral properties located in China and in Ecuador. As at June 30, 2025, these properties were carried on the Company’s consolidated statements of financial position as assets with a book value of approximately US$606.7 million. The book value consists of acquisition costs plus cumulative expenditures on properties, net of amortization and impairment charges, for which the Company has future development plans. For the purposes of NI 43-101, the following properties have been determined to be material to the Company as of March 31, 2025: (a) the silver-lead-zinc mines located in the Ying Mining District, Henan Province, China (the “Ying Property”); and (b) the GC silver-lead-zinc mine located in Guangdong Province, China (the “GC Property”).
For a full description of the technical information in respect of the GC Property and the Ying Property, please refer to the AIF filed under the Company’s SEDAR+ profile at www.sedarplus.ca.
SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of a secondary offering by or for the account of certain Selling Securityholders. The Prospectus Supplement that the Company will file in connection with any offering of Securities by Selling Securityholders will include the following information:
•
the names of the Selling Securityholders, and where the Selling Securityholder is not an individual, the name of the principal securityholder of such Selling Securityholder to the extent known;

•
the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

•
the number or amount of Securities being distributed for the account of each Selling Securityholder;

•
the number or amount of Securities to be owned by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

•
whether Securities are owned by the Selling Securityholders both of record and beneficially, of record only or beneficially only; and

•
all other information that is required to be included in the applicable Prospectus Supplement.

There can be no assurance that any Selling Securityholder will sell any or all of their Securities registered pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of the Company on a consolidated basis since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus.
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Company’s share and loan capitalization since the date of the Company’s financial statements for its most recently completed financial period incorporated by reference in such Prospectus Supplement that will result from the issuance of Securities pursuant to such Prospectus Supplement.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds to Silvercorp from the sale of the Securities will be used to pursue potential growth opportunities, including, without limitation, the acquisition of companies or projects, strategic investments in projects and/or capital expenditures to develop new projects or expand existing assets held by the Company. The Company has no current understandings, commitments or agreements to make any such expenditures. The amount of net proceeds expected to be received from the sale of Securities, and each of the principal purposes for which the Company will use those net proceeds, will be set forth in the applicable Prospectus Supplement. The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus. However, while detailed information regarding the use of proceeds from the sale of Securities may be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of the net proceeds from an offering by the Company of its Securities. The final use of proceeds with respect to any particular offering may be impacted by various risk factors that may impact the Company’s business, financial condition and results of operations. See “Risk Factors”. Unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from any sale of Securities by any Selling Securityholder pursuant to this Prospectus.

PLAN OF DISTRIBUTION
The Company and/or certain Selling Securityholders may sell Securities (i) to or through underwriters or dealers, (ii) directly to purchasers, (iii) through agents, or (iv) through a combination of any of these methods of sale.
The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are an “at-the-market distribution” as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company and/or Selling Securityholders, and sales pursuant to a dividend reinvestment plan. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.
In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company and/or Selling Securityholders, or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and/or such Selling Securityholders and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.
The Prospectus Supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, the initial offering price, the proceeds to the Company and/or Selling Securityholders from the offering, and the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers. Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the Prospectus Supplement relating to such offering.
In connection with any offering of Securities, other than an “at-the-market distribution” or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. Any purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under the applicable Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.
Under agreements which may be entered into by the Company and/or any Selling Securityholder, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company and/or such Selling Securityholder against certain liabilities, including liabilities under the securities legislation of each of the provinces and territories of Canada and under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom the Company and/or any Selling Securityholder enters into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
Each distribution of Securities by the Company, other than Common Shares, will be a new issue of Securities for which there is no established trading market. Unless otherwise specified in a Prospectus

Supplement, the Securities, other than the Common Shares, will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.
DESCRIPTION OF SHARE CAPITAL
Common Shares
The Company is authorized to issue an unlimited number of Common Shares. As at September 3, 2025, there were 218,681,127 Common Shares issued and outstanding.
Holders of Common Shares are entitled to receive notice of any meeting of shareholders of Silvercorp and to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares are entitled to receive dividends, if any, as and when declared by the board of directors of the Company (the “Board”) in its discretion. Upon the liquidation, dissolution or winding up of Silvercorp, holders of Common Shares are entitled to receive on a pro rata basis the net assets of Silvercorp, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, sinking fund, redemption or conversion rights.
The Securities offered pursuant to this Prospectus may include Common Shares issuable upon exercise or conversion of any Debt Securities or Warrants, and Common Shares issuable in exchange for any Subscription Receipts.
Preferred Shares
The Company is not currently authorized to issue Preferred Shares. The Board may determine to designate and create shares of another class or series of shares, including as Preferred Shares. The Board may fix, before the issuance thereof, the number of Preferred Shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series, including, without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms and conditions of redemption or retraction, any exchange or conversion rights, and any rights on the liquidation, dissolution or winding-up of the Company, any sinking fund or other provisions.
The Preferred Shares of each series may, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the Preferred Shares of any series is not paid in full, the Preferred Shares of such series shall participate rateably with the Preferred Shares of every other series in respect of all such dividends and amounts.
The particular terms and provisions of a series of Preferred Shares offered pursuant to an accompanying Prospectus Supplement will be described in the applicable Prospectus Supplement. One or more series of Preferred Shares may be sold separately or together with other Securities under this Prospectus, or on conversion or exchange of any such Securities.
DESCRIPTION OF DEBT SECURITIES
As of the date of this Prospectus, the Company has an aggregate amount of $150 million in unsecured convertible notes due December 15, 2029 (the “Convertible Notes”) outstanding. For a description of the Convertible Notes, please refer to the AIF and copy of the indenture governing the Convertible Notes filed under the Company’s SEDAR+ profile at www.sedarplus.ca

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Warrants, Subscription Receipts or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Debt Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Debt Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Debt Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Debt Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Debt Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Debt Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
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the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

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the covenants applicable to the Debt Securities;

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the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

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the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

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whether the Debt Securities will be secured or unsecured;

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whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

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whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

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the denominations in which registered Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000, and the denominations in which bearer Debt Securities will be issuable, if other than US$5,000;

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each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

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if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

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material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

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any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

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any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.
Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
As of the date of this Prospectus, the Company has 1,370,249 Warrants outstanding. The Company may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant agreements or indentures that the Company will enter into with one or more banks or trust companies acting as warrant agent or trustee that will be named in the applicable Prospectus Supplement.
This summary of the provisions of the Warrants and the warrant agreements or indentures is not complete. The statements made in this Prospectus relating to any warrant agreement or indenture, and any Warrants to be issued thereunder, are summaries of certain anticipated provisions thereof and should be read together with the applicable Prospectus Supplement and the provisions of the applicable warrant agreement or indenture.
A description of the material terms of any Warrants that the Company offers, and the extent to which the general terms and provisions described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Warrants being offered:
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the designation of the Warrants;

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the aggregate number of Warrants offered and the offering price, if any;

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the designation, number and terms of the Common Shares, Preferred Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

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the exercise price of the Warrants;

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the dates or periods on, after or during which the Warrants are exercisable;

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the designation and terms of any Securities with which the Warrants are issued and the number of Warrants that will be issued with each such Security;

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if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

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the currency or currency unit in which the offering price, if any, and exercise price are denominated;

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any minimum or maximum amount of Warrants that may be exercised at any one time;

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whether such Warrants will be listed on any securities exchange;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

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whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

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any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants, including the right to receive payments of dividends or the right to vote such underlying Securities.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, independently or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities. Subscription Receipts will be issued under one or more subscription receipt agreements that the Company will enter into with one or more escrow agents. If underwriters or agents are involved in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing those Subscription Receipts. The relevant subscription receipt agreement will establish the terms of the Subscription Receipts.
A Subscription Receipt is a security of the Company that will entitle the holder to receive a specified number of Securities, for no additional consideration, upon satisfaction of one or more release conditions. A description of the material terms of any Subscription Receipts that the Company offers, and the extent to which the general terms and provisions described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Subscription Receipts being offered:
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the designation of the Subscription Receipts;

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the aggregate number of Subscription Receipts offered and the offering price;

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the currency or currency unit in which the Subscription Receipts will be offered;

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the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Securities;

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the number of Securities that may be issued upon the exchange of each Subscription Receipt, the anti-dilution provisions that will result in the adjustment of that number and the period or periods during which any exchange must occur;

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the designation and terms of any other Securities with which the Subscription Receipts will be offered and the number of Subscription Receipts that will be offered with each Security;

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the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the escrow agent holding in escrow all or a portion of the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon, pending satisfaction of the release conditions;

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the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

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whether such Subscription Receipts will be listed on any securities exchange;

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procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

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any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

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provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the Subscription Receipts;

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any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of any their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying Securities.
OTHER MATTERS RELATING TO THE SECURITIES
General
The foregoing descriptions of the terms of the Debt Securities, Warrants, and Subscription Receipts set forth certain general terms and provisions of such Securities. The particular terms and provisions of the Debt Securities, Warrants, and Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described herein may apply to them, will be described in the Prospectus Supplement filed in respect of such Securities.
The Company reserves the right to include in a Prospectus Supplement specific terms pertaining to Debt Securities, Warrants, and Subscription Receipts that are not within the descriptions set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. To the extent that any terms or provisions or other information pertaining to Debt Securities, Warrants, and Subscription Receipts described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. If applicable, prospective investors should rely on information in the applicable Prospectus Supplement and read this Prospectus together with the applicable Debt Indenture or other indenture.
Securities offered under this Prospectus may be issued in certificated form or in book-entry only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by the Company’s transfer agent and registrar or the applicable Trustee.
Book-Entry Only Form
Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“participants”) in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, the Company will cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities issued in book-entry only form will be entitled to a certificate or other instrument from the Company or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of such Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the book-entry only Securities. Reference in this Prospectus to a holder of book-entry only Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If the Company determines, or the depository notifies the Company in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry only Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then such Securities will be issued in certificated form to holders or their nominees.
Transfer, Conversion or Redemption of Securities
Certificated Form
Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of the Company’s transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.
Book-Entry Only Form
Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Company, and any notices in respect of a Security will be given by the Company, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.
Book-Entry Only Form
Any payment of principal, a redemption amount, a dividend and interest on a Security, as applicable, will be made by the Company to the depository or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Company, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has, directly or indirectly through its financial intermediary, with its participant to give such notice or take such action.

The Company, any underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided as required by applicable securities laws in the applicable Prospectus Supplement(s) with respect to the issuance pursuant to this Prospectus of Preferred Shares or Debt Securities having a maturity in excess of one year pursuant to such Prospectus Supplement.
PRIOR SALES
Prior sales will be provided as required by applicable securities laws in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading prices and volume will be provided as required by applicable securities laws in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada with respect to the acquisition, ownership and disposition of any Securities offered thereunder. In addition, the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada and who acquires any Securities offered thereunder, including whether the payments of dividends on Common Shares or Preferred Shares or payments of principal, premium, if any, and interest on Debt Securities will be subject to Canadian non-resident withholding tax. The applicable Prospectus Supplement may also describe certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS
Prospective purchasers of Securities should carefully consider all information contained and incorporated by reference in this Prospectus, including the risk factors described under the heading “Risk Factors” in the Company’s AIF and under the heading “Risks and Uncertainties” in the Company’s Annual MD&A and Quarterly MD&A. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. An investment in the Securities is subject to various risks, including, without limitation, those risks inherent to the industries in which the Company operates. If any of the events contemplated by these risk factors occurs, the Company’s business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect us. We cannot assure you that we will successfully address any or all of these risks.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters in connection with the offering of Securities will be passed upon on behalf of Silvercorp by McCarthy Tétrault LLP with respect to Canadian legal matters and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering in the applicable Prospectus Supplement by such underwriters, dealers or agents.
INTEREST OF EXPERTS
None of the independent consulting geologists and independent Qualified Persons named in “Item 17 Interests of Experts — Names of Experts” in the AIF, when or after they prepared a statement, report or valuation, has received any registered or beneficial interests, direct or indirect, in any securities or other property of the Company or of one of the Company’s associates or affiliates. As at the date of this Prospectus, the Qualified Persons named in “Item 17 Interests of Experts — Names of Experts” in the AIF beneficially own, directly or indirectly, less than 1% of the Common Shares.
Additionally, certain scientific and technical information contained in this Prospectus, including certain of the documents incorporated by reference herein, has been reviewed and approved by Guoliang Ma, P.Geo, Manager of Exploration and Resources of the Company, who is a non-independent Qualified Person as such term is defined in NI 43-101. As of the date of this Prospectus, Guoliang Ma beneficially owns, directly or indirectly, less than 1% of the Common Shares.
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada adopted a series of substantively harmonized blanket orders, including British Columbia Instrument 44-503 Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (collectively with the equivalent local blanket orders in each of the other provinces and territories of Canada, as extended, amended or varied, the “Canadian WKSI Blanket Orders”), which came into force on January 4, 2022. This Prospectus has been filed by the Company in reliance upon the Canadian WKSI Blanket Orders, which permit a “well-known seasoned issuer” or “WKSI” to file a final short form base shelf prospectus as the first public step in an offering and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date of this Prospectus, the Company has determined that it qualifies as a “well-known seasoned issuer” under the Canadian WKSI Blanket Orders.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Deloitte LLP is the auditor of the Company. Deloitte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the United States Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The Company’s registrar and transfer agent is Computershare Investor Services Inc. at its office at 3rd floor, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated August 21, 2025, the Company was granted exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an “at-the-market distribution” be publicly filed in both the French and English languages. This exemptive relief is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) and the documents incorporated by reference herein and therein be publicly filed in both the French and English languages if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.
ENFORCEABILITY OF CIVIL LIABILITIES
The Company is a corporation existing under the Business Corporations Act (British Columbia). Some or all of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for U.S. investors to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.
We have been advised that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.
We will file with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Puglisi and Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of Securities under this Prospectus.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the registration statement on Form F-10 relating to the Securities, of which this Prospectus forms a part: (i) the documents listed under “Documents Incorporated by Reference” in this Prospectus; (ii) the consent of our independent registered public accounting firm, Deloitte LLP; (iii) powers of attorney from certain of the Company’s directors and officers; (iv) the consents of the Qualified Persons referred to in this Prospectus or incorporated by reference to this Prospectus; and (v) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.
WHERE TO FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. See “Documents Filed as Part of the Registration Statement”. Items of information omitted from this Prospectus but contained in the registration statement will be available on EDGAR at www.sec.gov. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.
We file annual and quarterly financial information, material change reports, business acquisition reports and other disclosure documents with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under the MJDS, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces of Canada on SEDAR+ at www.sedarplus.ca. Any document we file with, or furnish to, the SEC are electronically available on EDGAR, and may be accessed at www.sec.gov. Documents filed on SEDAR+ or EDGAR are not incorporated by reference into the Prospectus or registration statement unless expressly provided herein or therein.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers and Controlling Persons.
The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).
Under Section 160 of the Act, an individual who:
•
is or was a director or officer of the Registrant,

•
is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•
at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.
Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.
Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.
Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.
The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.
The foregoing description is qualified in its entirety by reference to the Act.
Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer, employee or agent or person who holds or held an equivalent position.
The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of U.S. $10 million in annual claims (subject to a deductible of U.S. $5,000,000 per claim, payable by the Registrant). The policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers. The premiums for the policies are not allocated between directors and officers as separate groups.
Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The Registrant may indemnify an officer of the Registrant subject to any restrictions in the Act. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.
Item 2.   Consent to Service of Process
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to the Form F-X referencing the file number of this Registration Statement.
Exhibits
The following exhibits have been filed as part of the Registration Statement:
Exhibit No.	Description
4.1
The Annual Information Form of the Registrant dated June 5, 2025 for the fiscal year ended March 31, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended March 31, 2025, filed with the Commission on June 5, 2025).

4.2
The audited annual consolidated financial statements of the Registrant as at and for the fiscal years ended March 31, 2025 and 2024, together with the notes thereto and the reports of independent registered public accounting firm thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended March 31, 2025, filed with the Commission on June 5, 2025).

4.3
The management’s discussion and analysis of financial condition and results of operations of the Registrant as at and for the fiscal year ended March 31, 2025 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended March 31, 2025, filed with the Commission on June 5, 2025).

4.4
The unaudited condensed interim consolidated financial statements of the Registrant as at June 30, 2025 and for the three months ended June 30, 2025 and 2024, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 11, 2025).

4.5
The management’s discussion and analysis of financial condition and results of operations of the Registrant for the three months ended June 30, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 11, 2025).

4.6
The management information circular of the Registrant dated August 11, 2025 in connection with the annual meeting of shareholders of the Registrant to be held on September 26, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on August 19, 2025).

5.1	Consent of Deloitte LLP
5.2	Consent of Herbert A. Smith
5.3	Consent of Genoa K. Vartell
5.4	Consent of Simeon Robinson
5.5	Consent of Justin E. Glanvill
5.6	Consent of Robert C. Stewart
5.7	Consent of Roderick Carlson
5.8	Consent of Robert Chesher
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Exhibit No.	Description
5.9	Consent of Dermot M. Claffey
5.10	Consent of Falong Hu
5.11	Consent of Mark Wanless
5.12	Consent of Yanfang Zhao
5.13	Consent of Tzuhsuan Chuang
5.14	Consent of Lanliang Niu
5.15	Consent of Nan Xue
5.16	Consent of Guoliang Ma
6.1	Powers of Attorney (included in Part III of this Registration Statement)
7.1	Form of Indenture
107	Filing Fee Table
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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on September 4, 2025.
SILVERCORP METALS INC.
By:
/s/ Rui Feng

Name: Rui Feng
Title:   Chairman and Chief Executive Officer
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POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Rui Feng and Lon Shaver, and each of them, with full power to act without the other, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Rui Feng Rui Feng	Chairman and Chief Executive Officer (Principal Executive Officer)	September 4, 2025
/s/ Derek Liu Derek Liu	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2025
/s/ Helen Cai Helen Cai	Director	September 4, 2025
/s/ Marina A. Katusa Marina A. Katusa	Director	September 4, 2025
/s/ Yikang Liu Yikang Liu	Director	September 4, 2025
/s/ Ken Robertson Ken Robertson	Director	September 4, 2025
/s/ Paul Simpson Paul Simpson	Director	September 4, 2025
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on September 4, 2025.
PUGLISI & ASSOCIATES
(Authorized Representative in the United States)
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title:   Managing Director
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